1. Amended and Restated Agreement and Declaration of Trust dated June 20, 2014 Incorporated by reference to PostEffective Amendment No. 108 to the Registrants Registration Statement filed on November 25, 2014.
2. Amended and Restated Bylaws as dated as of October 17, 2014 Incorporated by reference to PostEffective Amendment No. 108 to the Registrants Registration Statement filed on November 25, 2014
3. Management Contract with Putnam Investment Management, LLC dated February 27, 2014 Incorporated by reference to PostEffective Amendment No. 108 to the Registrants Registration Statement filed on November 25, 2014.
4. SubManagement Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated February 27, 2014 schedule A dated March 7, 2014 Incorporated by reference to PostEffective Amendment No. 108 to the Registrants Registration Statement filed on November 25, 2014.